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                                   EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-12791 and 333-21477) pertaining to the 1996 Employee Stock Purchase Plan, 1996 Director's Stock Option Plan, 1989 Stock Option Plan and 1996 Stock Option Plan and to the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-47055) of CONNECT, Inc. of our report dated January 27, 1998, except for Note 14 as to which the date is February 26, 1998 with respect to the financial statements and our report dated January 27, 1998 with respect to the financial statement schedule of CONNECT, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------


San Jose, California
March 27, 1998